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                                                                    EXHIBIT 23.2

              CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS

The Board of Directors
North Fork Bancorporation, Inc.:

     We consent to the use of our report, dated January 14, 1999, incorporated by reference in the North Fork Bancorporation, Inc./JSB Financial, Inc. Joint Proxy Statement constituting part of the registration statement on Form S-4 of North Fork Bancorporation, Inc., dated January 11, 2000, related to the consolidated balance sheets of North Fork Bancorporation, Inc. and subsidiaries as of December 31, 1998 and 1997, and the related consolidated statements of income, cash flows, changes in shareholders' equity, and comprehensive income for each of the years in the three-year period ended December 31, 1998, which report is included in the 1998 Annual Report to Shareholders of North Fork Bancorporation, Inc. and has been incorporated by reference in the December 31, 1998 Annual Report on Form 10-K of North Fork Bancorporation, Inc., and to the reference to our firm under the heading "Experts" in the registration statement.

                                          /s/ KPMG LLP
                                          --------------------------------------
                                          KPMG LLP

New York, New York
January 11, 2000